Exhibit 10.72

FIRST AMENDMENT

TO THE

SANTA LUCIA BANK

SALARY CONTINUATION AGREEMENT

DATED MAY 22, 2001

FOR

WILLIAM F. FILIPPIN

THIS AMENDMENT is adopted this 12th day of April, 2007, by and between SANTA LUCIA BANK, a California state-chartered bank located in Atascadero, California (the “Company”) and WILLIAM F. FILIPPIN (the “Executive”).

The Company and the Executive executed the SANTA LUCIA BANK SALARY CONTINUATION AGREEMENT on May 22, 2001 (the “Agreement”).

Under the terms of Article 5, the undersigned hereby amend, in part, said Agreement for the purpose of increasing the Normal Retirement Benefit amount.  Therefore:

Section 2.1.1 of the Agreement shall be deleted in its entirety and replaced by the new Sections 2.1.1 as follows:

2.1.1                        Amount of Benefit.  The annual benefit under Section 2.1 is Fifty Thousand Dollars ($50,000).  Schedule A shall be adjusted accordingly.

To the extent this First Amendment is a “material modification” under IRC 409A of the Code, the undersigned hereby expressly acknowledge that “grandfathering” protection afforded by the American Jobs Creation Act and I.R.C. § 409A may no longer be available.  Also, to the extent necessary, the Agreement, as amended, shall be administered in “good faith compliance” with Notice 2005-1 and I.R.C. § 409A, subject to future regulatory guidance.

IN WITNESS OF THE ABOVE, the Executive and the Company hereby consent to this First Amendment.

EXECUTIVE:	SANTA LUCIA BANK

/S/ William F. Filippin	By:
William F. Filippin
Title: